Exhibit 99.3

On September 9, 2019, Spartan Motors, Inc (the “Company”), completed the acquisition of Fortress Resources, LLC D/B/A Royal Truck Body (“Royal”) pursuant to which the Company acquired all the outstanding equity interests of Royal through the Company’s wholly-owned subsidiary, Spartan Motors USA, Inc. (dollar amounts in thousands). The purchase was completed pursuant to the terms and conditions of a Unit Purchase Agreement, dated September 9, 2019, entered into by and among Spartan Motors USA, Inc., Royal, the owners of Royal, and Dudley D. DeZonia (the “Purchase Agreement”). The Company paid $90,081 in cash. The purchase price is subject to certain customary post-closing adjustments. The acquisition was financed using $90,081 borrowed from our existing $175,000 line of credit, as set forth in the Second Amended and Restated Credit Agreement, dated as of August 8, 2018. The Purchase Agreement was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 10-Q filed on November 12, 2019.

The following Unaudited Pro Forma Condensed Combined Statements of Operations were prepared using the purchase method of accounting, with Spartan Motors, Inc. being the acquiring entity, and reflects estimates and assumptions deemed appropriate by Company management to give effect to the acquisition as if it had been completed effective as of January 1, 2018.

The historical financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition and the long-term debt incurred by the Company at the time of the acquisition. The adjustments are factually supportable and, with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, are expected to have a continuing impact on the results of the Company after the acquisition. The purchase price allocation reflected in the following Unaudited Pro Forma Combined Condensed Statements of Operations is preliminary in nature as the final, actual purchase price and certain valuations have not been finalized. The final purchase price and the final purchase price allocation may differ materially from the preliminary amounts utilized in the following Unaudited Pro Forma Condensed Combined Statements of Operations, although these amounts represent management’s current best estimate of fair value. The pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

The Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations, the separate historical financial statements of Spartan Motors, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 5, 2019, and the separate historical financial statements of Royal included within this report as Exhibit 99.1 as of and for the year ended December 31, 2018 and as of and for the year ended December 31, 2017.

The Pro Forma Condensed Combined Statements of Operations are unaudited, presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that actually would have been realized had the acquisition been completed on the dates indicated above. Additionally, the Unaudited Pro Forma Condensed Combined Statements of Operations do not purport to project the future financial condition or results of operations of the combined company, and do not include the effects of potential operating synergies or cost savings related to the acquisition. Additionally, management has not completed a full evaluation of Royal’s accounting and business practices, and any changes identified may impact the future combined operating results.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2019

(amounts in thousands, except per share data)

	Historical		Pro Forma
	Spartan Motors, Inc.	Royal	Adjustments		Combined
Revenue	$481,899	$23,967	$194	A	$506,060

Cost of products sold	430,446	16,439	132	A	477,144
			315	B
			(188)	C
Restructuring charges	55	-	-		55
Gross profit	51,398	7,528	(65)		58,861

Selling, general and administrative	46,163	2,930	(15)	C	50,664
			264	D
			(11)	E
			1,333	F
Restructuring charges	128	-	-		128
Total operating expenses	46,291	2,930	1,571		50,792
Operating income	5,107	4,598	(1,636)		8,069

Interest expense and other	795	(103)	40	G	(769)
			(1,492)	H
			(9)	G

Income before income taxes	5,902	4,495	(3,097)		7,300
Taxes	1,076	13	318	I	1,407
Net earnings	4,826	4,482	(3,415)		5,893
Less: net loss attributable to non-controlling interest	75	-	-		75
Net earnings attributable to Spartan Motors, Inc.	$4,901	$4,482	$(3,415)		$5,968

Basic net earnings per share	$0.14				$0.17
Diluted net earnings per share	$0.14				$0.17

Basic weighted average common shares outstanding	35,308				35,308
Diluted weighted average common shares outstanding	35,312				35,312

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2018

(amounts in thousands, except per share data)

	Historical		Pro Forma
	Spartan Motors, Inc.	Royal	Adjustments		Combined
Revenue	$816,164	$41,646	$164	A	$857,974

Cost of products sold	717,607	28,971	111	A	746,355
			(334)	C
Restructuring charges	302	-	-		302
Gross profit	98,255	12,675	387		111,317

Selling, general and administrative	80,713	5,490	(65)	C	89,308
			527	D
			(22)	E
			2,665	F
Restructuring charges	1,429	-	-		1,429
Total operating expenses	82,142	5,490	3,105		90,737
Operating income	16,113	7,185	(2,718)		20,580

Interest expense and other	1,160	(242)	174	G	(1,892)
			(2,984)	H

Income before income taxes	17,273	6,943	(5,528)		18,688
Taxes	2,261	10	363	I	2,634
Net earnings	15,012	6,933	(5,891)		16,054
Less: net loss attributable to non-controlling interest	-	-	-		-
Net earnings attributable to Spartan Motors, Inc.	$15,012	$6,933	$(5,891)		$16,054

Basic net earnings per share	$0.43				$0.46
Diluted net earnings per share	$0.43				$0.46

Basic weighted average common shares outstanding	35,187				35,187
Diluted weighted average common shares outstanding	35,187				35,187

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(dollar amounts in thousands)

Note 1 Description of the Transaction and Basis of Presentation

On September 9, 2019, the Company, completed the acquisition of Fortress Resources, LLC D/B/A Royal Truck Body (“Royal”) pursuant to which the Company acquired all the outstanding equity interests of Royal through the Company’s wholly-owned subsidiary, Spartan Motors USA, Inc. The Company paid $90,081 in cash. The purchase price is subject to certain customary post-closing adjustments. The acquisition was financed using $90,081 borrowed from our existing $175,000 line of credit, as set forth in the Second Amended and Restated Credit Agreement, dated as of August 8, 2018. The Purchase Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 10-Q filed on November 12, 2019 (“Company's Form 10-Q”). This acquisition was accounted for using the acquisition method of accounting with the preliminary purchase price allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. Details are included in the Company's Form 10-Q.

Note 2 Pro Forma Adjustments

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations, including certain adjustments that were made to the historical presentation of Royal to conform to the financial statement presentation and accounting policies of Spartan, are as follows:

Statement of Operations

A	Represents adjustment of historical Royal revenue to reflect the implementation of ASC 606.
B	Adjustment to lease expense due to the implementation of ASC 842. Implementation of ASC 842 occurred on 1/1/2019.
C	Reversal of Royal historical depreciation expense.
D	Adjustment to add depreciation expense relating to estimated fair value of acquired fixed assets over their remaining useful lives.
E	Reversal of Royal historical amortization expense related to prior intangible assets.
F	Adjustment to add amortization expense relating to estimated fair value of acquired intangible assets over their remaining useful lives.
G	Reversal of interest expense incurred by Royal (net of interest income).
H	Addition of interest expense on borrowing to fund acquisition (at rates in effect at acquisition date of September 9, 2019).
I	Income tax impact of Royal acquisition when consolidated with Spartan Motors, Inc.